Exhibit 24.2

POWER OF ATTORNEY

We, the undersigned directors and officers of Aetna Inc. (the “Company”), hereby severally constitute and appoint Alan M. Bennett, William J. Casazza and Ronald M. Olejniczak, and each of them individually, our true and lawful attorneys, with full power to them and each of them to sign for us, and in our names and in the capacities indicated below, the Company’s 2001 Form 10-K and any and all amendments thereto to be filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, hereby ratifying and confirming our signatures as they may be signed by our said attorneys to the Form 10-K and to any and all amendments thereto.

Dated as of February 21, 2002.

John W. Rowe, M.D. Chairman, President, Chief Executive Officer and Director (Principal Executive Officer)	Ellen M. Hancock, Director

Betsy Z. Cohen, Director	Michael H. Jordan, Director

William H. Donaldson, Director	/s/ Jack D. Kuehler Jack D. Kuehler, Director

Barbara Hackman Franklin, Director	Joseph P. Newhouse, Director

Jeffrey E. Garten, Director	Judith Rodin, Director

/s/ Earl G. Graves Earl G. Graves, Director	Alan M. Bennett Senior Vice President and Chief Financial Officer (Principal Financial Officer)

Gerald Greenwald, Director	Ronald M. Olejniczak Vice President and Corporate Controller (Principal Accounting Officer)